Exhibit 10.6(c)

PSU Form

ADVANTAGE SOLUTIONS INC.

2020 INCENTIVE AWARD PLAN

PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE

Advantage Solutions Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the target number of Performance Restricted Stock Units set forth below (the “PSUs”). The PSUs are subject to the terms and conditions set forth in this Performance Restricted Stock Unit Grant Notice (the “Grant Notice”), the Performance Restricted Stock Unit Award Agreement attached hereto as Exhibit A, together with any Annexes thereto (the “Agreement”), and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:

Grant Date:

Number of PSUs (Target):

Type of Shares Issuable:	Class A Common Stock

Vesting Criteria:	Subject to the terms of the Plan and the Agreement, [ ] (each such date, a “Vesting Date”)

Performance Criteria:	[ ]

Performance Period	[ ]

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has carefully reviewed the Plan, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Participant understands and acknowledges that Participant is responsible for all taxes due with respect to the PSUs. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator arising under the Plan, the Agreement and the Grant Notice.

ADVANTAGE SOLUTIONS INC.	PARTICIPANT

Print Name:	Print Name:

Title:	Date:

Date:

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EXHIBIT A

TO PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the target number of PSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a) “Cause” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Cause” shall mean (i) Participant performing Participant’s duties, in the good faith opinion of the Company, in a grossly negligent or reckless manner or with willful malfeasance, (ii) Participant exhibiting habitual drunkenness or engaging in substance abuse on Company property or at a function where Participant is working on behalf of a Company Group Member, (iii) Participant committing any material violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) or any material violation of any Company Group policy, (iv) Participant willfully failing or refusing to perform in the usual manner at the usual time those duties which Participant regularly and routinely performs in connection with the business of the Company Group or such other duties reasonably related to the capacity in which Participant is employed which may be assigned to Participant by the Company or otherwise reasonably expected or understood to be within the scope of Participant’s position within the Company Group, (v) Participant performing any material action when specifically and reasonably instructed not to do so by the Chairman or the Board, or, in the case of a non-executive officer, the Chief Executive Officer, (vi) Participant materially breaching this Agreement or any other confidentiality, non-compete or non-solicitation covenant with a Company Group Member, (vii) Participant committing any fraud or using or appropriating for Participant’s personal use or benefit any funds, properties or opportunities of the Company Group not authorized by the Company to be so used or appropriated; or (viii) Participant being convicted of any felony or any other crime related to Participant’s employment or involving moral turpitude.

(b) “CIC Qualifying Termination” shall mean Termination of Service of Participant by the Company without Cause during the twelve (12) month period immediately following a Change in Control.

(c) “Change in Control” shall mean a Change in Control (as defined under the Plan) that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(d) “Company Group” shall mean the Company and its Affiliates.

(e) “Company Group Member” shall mean each member of the Company Group.

(f) “Disability” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the

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Company in its good faith judgment based upon inability to perform the essential functions of Participant’s position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

Section 1.2 Incorporation of Terms of Plan. The PSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF PERFORMANCE RESTRICTED STOCK UNITS

Section 2.1 Award of PSUs.

(a) In consideration of Participant’s past and continued employment with or service to a Company Group Member and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Participant the target number of PSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Each PSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the PSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) Participant shall earn the percentage of the PSUs that corresponds to the level of achievement of the applicable Performance Criterion as determined by the Administrator as of the end of the Performance Period set forth in the Grant Notice, as set forth below:

Achievement Level	Performance Criteria	% of PSUs Earned

No Payout

Threshold

Target

Maximum

Linear interpolation shall be used to determine the percent above the Threshold or below the Maximum in the event that a Performance Criterion falls between the percentages listed in the chart above. With respect to each Performance Criterion, performance below Threshold shall result in no payout to Participant with respect to the applicable portion of the PSUs, and performance above Maximum shall result in a payout capped at the Maximum with respect to the applicable portion of the PSUs. The Administrator shall have the sole authority to calculate Participant’s earned PSUs (including under Section 2.2(a)), which such calculation shall be final and binding.

(c) The Performance Criteria shall have the following meanings:

(i) [RESERVED FOR DEFINITION]

(ii) [RESERVED FOR DEFINITION]

(iii) [RESERVED FOR DEFINITION]

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(iv) Further, if an event occurs with respect to the Company or its affiliates that renders, in the sole determination of the Administrator, either or both of the Performance Criteria no longer be appropriate, then the Administrator will equitably adjust the calculation of such measures to the extent necessary to carry out the intent of the original terms of the Agreement. In the event of any unusual or nonrecurring transactions or events affecting either or both Performance Criteria or any change in applicable tax laws or accounting principles or as otherwise set forth in the Plan, the Administrator will make such equitable adjustments to the applicable Performance Criterion and any other provision of this Agreement as are appropriate, which adjustments will not require the consent of Participant.

(d) If, after the end of the Performance Period and prior to the distribution or payment in settlement of the PSUs, dividends with respect to the Shares are declared or paid by the Company, Participant shall be entitled to receive Dividend Equivalents in an amount, without interest, equal to the cumulative dividends declared or paid on a Share, if any, during such period multiplied by the number of PSUs to the extent such PSUs vest. Dividend Equivalents will be subject to the same terms and conditions of the Grant Notice and the Agreement applicable the PSUs. The Dividend Equivalents will be paid on the applicable date of distribution or payment in settlement of the underlying PSUs in cash or Shares, as determined by the Administrator in its discretion. If the underlying PSUs are forfeited or cancelled prior to the applicable date of distribution or payment in settlement of the underlying PSUs for any reason, any accrued and unpaid Dividend Equivalents related to forfeited or cancelled PSUs shall be forfeited and cancelled.

Section 2.2 Vesting of PSUs.

(a) Subject to satisfaction of the Vesting Criteria and Participant’s continued employment with or service to a Company Group Member through the applicable Vesting Date, and subject to the terms of the Plan and this Agreement, the percentage of the PSUs as determined in accordance with Section 2.1(b) shall vest on the Vesting Dates as set forth in the Grant Notice

(b) In the event Participant incurs a Termination of Service prior to the applicable Vesting Date, except as may be otherwise provided herein or by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all then-unvested PSUs granted under this Agreement , and Participant’s rights in any such then-unvested PSUs shall lapse and expire.

(c) Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event Participant incurs a Termination of Service due to death or Disability prior to the final Vesting Date, the PSUs that are then unvested shall become vested on the date of such Termination of Service with respect to (i) if the Termination occurs prior to the end of the Performance Period, the PSUs that would otherwise vest at Target or (ii) if the Termination of Service occurs on or after the end of the Performance Period, at the actual achievement of the Performance Criteria as of the end of the Performance Period as determined by the Administrator in accordance with Section 2.1(b) not including any achievement above Target. The date of the Termination of Service shall be the “Vesting Date” for the purposes of this Agreement if this Section 2.2(c) is applicable.

(d) Notwithstanding the Grant Notice or the provisions of Section 2.2(a), Section 2.2(b) and Section 2.2(c), in the event of a Change in Control prior to the final Vesting Date,

(i) if the Change in Control occurs prior to the end of the Performance Period, immediately prior to the Change in Control, the Performance Criteria shall be deemed met at the higher of Target or the actual achievement of the Performance Criteria as of immediately prior to the Change in Control as determined by the Administrator in accordance with Section 2.1(b);

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(ii) if the Change in Control occurs on or after the end of the Performance Period but prior to the final Vesting Date, the Performance Criteria shall be deemed met at the actual achievement of the Performance Criteria as of the end of the Performance Period as determined by the Administrator in accordance with Section 2.1(b), including for the avoidance of doubt, any achievement above Target; and

(iii) the percentage of the PSUs as determined in accordance with Section 2.2(d)(i) or (ii), as applicable, shall vest to the extent then unvested as follows: (i) if the PSUs are not assumed by the surviving company in such Change in Control, the date of the Change in Control, subject to Participant’s continued service to the Company from the Grant Date until as of the date of the Change in Control, or (ii) if the PSUs are assumed by the surviving company in such Change in Control, the earlier of (x) the applicable Vesting Date as set forth in the Grant Notice and (y) the date Participant incurs a CIC Qualifying Termination or a Termination of Service due to death or Disability (the date of vesting in accordance with this Section 2.2(d) shall be the “Vesting Date” for the purposes of this Agreement if this Section 2.2(d) is applicable).

Section 2.3 Distribution or Payment of PSUs.

(a) Participant’s PSUs to the extent vested shall be distributed in Shares (either in book-entry form or otherwise) promptly following the applicable Vesting Date, but in all events prior to March 15 of the calendar year following the calendar year in which the applicable Vesting Date occurs; provided, however, that in the event of a Change in Control where the PSUs are not assumed by the surviving company in such Change in Control, the PSUs may be cancelled in exchange for the right to receive a cash payment equal to the number of PSUs vested in accordance with Section 2.2 multiplied by the value of a Share as of such Change in Control as determined by the Administrator. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of PSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b) All distributions of Shares shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 2.5, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Company Group Member with respect to which the applicable withholding obligation arises.

Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement:

PSU Form

(a) As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the PSUs. In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, Participant has irrevocably elected to sell the portion of the Shares to be delivered under the PSUs necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company Group. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant or vesting of the PSUs or the issuance of Shares. In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, Participant hereby acknowledges and agrees:

(i) Participant hereby appoints the Agent as Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the PSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to Participant’s tax withholding.

(ii) Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii) Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company Group of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.

(iv) Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v) Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the

PSU Form

purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).

(vi) This Section 2.5(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.

(b) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the PSUs to, or to cause any such Shares to be held in book-entry form by, Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the PSUs or any other taxable event related to the PSUs.

(c) Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any other Company Group Member takes with respect to any tax withholding obligations that arise in connection with the PSUs. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Company Group Members do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

Section 2.6 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.7 Restrictive Covenants. Participant agrees to comply with the restrictive covenants set forth on Annex A, and Participant acknowledges and agrees that the grant of the PSUs shall be in material part in consideration of Participant’s affirmation of Participant’s agreement to comply with the covenants set forth therein. In the event the Company determines Participant has breached any such restrictive covenants, Participant shall immediately forfeit any and all PSUs granted under this Agreement, whether or not vested and whether or not the Performance Criteria have already been determined, and Participant’s rights in any such PSUs shall lapse and expire.

ARTICLE III.

OTHER PROVISIONS

Section 3.1 Administration. The Administrator, which for the purpose of this Award shall be the Committee, shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

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Section 3.2 PSUs Not Transferable. The PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. No PSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the PSUs may be transferred to Permitted Transferees, pursuant to such conditions and procedures the Administrator may require.

Section 3.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the PSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.

Section 3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.

Section 3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of Participant.

Section 3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this

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Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of any Company Group Member, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent (i) expressly provided otherwise in a written agreement between a Company Group Member and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13 Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. The Company makes no warranties regarding the treatment of this award under Section 409A, and the Participant is entirely responsible for any penalties arising with respect to Section 409A.

Section 3.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs. The value of the PSUs an extraordinary item of compensation outside the scope of Participant’s normal compensation rights, if any. As such, for avoidance of doubt, the PSUs are not part of normal or expected compensation for purposes of calculating any payments due to severance, resignation, redundancy, end of service, bonuses, long-service awards, pensions or retirement benefits or similar payments. The grant of the PSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of PSUs or other Awards under the Plan in the future.

Section 3.16 Counterparts; Headings. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

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Section 3.17 Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. By accepting this Agreement, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 3.18 Forfeiture and Claw-Back Provisions. Notwithstanding any other provision of this Agreement, all PSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Administrator or required by Applicable Law, be subject to the provisions of any claw-back policy implemented by the Company or otherwise required by Applicable Law, whether or not such claw-back policy was in place at the Grant Date and whether or not the PSUs are vested.

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